Exhibit 99.1

NEWS RELEASE

Paragon Commercial Corporation Reports Loan Growth of 9%
for the Second Quarter of 2017

Highlights:

■
Loan growth of $108.9 million in the second quarter of 2017, an increase of 13% year-to-date
■
Credit quality remains strong with nonperforming loans at only 0.04% of total loans and no accruing loans past due greater than 30 days at June 30, 2017
■
Net interest income of $13.0 million for the second quarter of 2017, an increase of 15% over the same period in the prior year
■
Second quarter 2017 net income of $3.3 million, only a $192,000 decrease over the same period in the prior year despite a $650,000 increase in loan loss provisions and $368,000 in merger related costs
■
Second quarter 2017 ROAA of 0.83% and ROAE of 9.19%

RALEIGH, N.C., July 19, 2017 – Paragon Commercial Corporation (the “Company”) (Nasdaq: PBNC), parent company of Paragon Bank (the “Bank”), today reported unaudited financial results for the three-month period ended June 30, 2017. Net income during the three-month period decreased 6% to $3.3 million compared to $3.5 million for the same period in 2016. The decrease in earnings was primarily driven by a $650,000 loan loss provision as the Company increased its allowance for loan losses commensurate with loan growth. There were no such loan loss provisions recorded during the same period in 2016. In addition, the Company incurred $368,000 in costs directly attributable to its pending merger with TowneBank. These increased costs were mostly offset by an increase in net interest income which was a result of continued loan growth. Fully diluted earnings per share (“EPS”) were $0.61 for the second quarter of 2017 compared to $0.75 for the same period in 2016. The decrease in EPS was directly attributable to the impact on average shares outstanding as a result of the additional shares issued as a result of the Company’s initial public offering (“IPO”) and listing on Nasdaq during the second quarter of 2016.

“Paragon’s loan growth continues to be outstanding. A major driver in the pending merger with TowneBank is our ability to generate growth in our loan portfolio to take advantage of our dynamic markets,” said Robert C. Hatley, President and CEO.

The annualized return on average assets for the second quarter of 2017 was 0.83% and the annualized return on average equity was 9.19%, compared to 1.00% and 13.41%, respectively, for the same ratios in the second quarter of 2016. Those ratios were impacted by the additional capital as a result of the IPO as well as the added loan loss provisions and merger related costs previously discussed.

Consolidated Assets
Total consolidated assets on June 30, 2017 were $1.64 billion compared to $1.50 billion as of December 31, 2016. Assets increased during the quarter by $85.5 million primarily as a result of strong loan demand.

Loan Portfolio
Loans outstanding increased by $108.9 million during the second quarter from $1.23 billion at March 31, 2017 to $1.34 billion at June 30, 2017. For the six months ended June 30, 2017, loans have increased $148.6 million, an annualized rate of 25.0%. All loan categories experienced strong growth except construction and land development, which decreased $7.9 million during the second quarter of 2017. Growth for the other loan categories for the same period was as follows: commercial real estate - $41.7 million, owner occupied commercial real estate - $9.7 million, multifamily - $14.7 million, consumer real estate - $24.5 million, commercial and industrial - $19.1 million and consumer and other loans - $7.1 million. The Company continues to see strong loan growth throughout the Raleigh, Charlotte and Cary markets.

Deposit Portfolio
Total deposits decreased by $90.1 million during the second quarter offsetting strong deposit growth in the first quarter. The first quarter’s growth was primarily driven by temporary increases in the balances of several existing deposit customers. For the year, deposits are up $2.5 million despite the Company’s continued effort to pay down wholesale deposits which have decreased by $36.8 million year-to-date. During the second quarter, demand account balances decreased $22.0 million and money market and interest checking accounts decreased $54.5 million. In addition, time deposits decreased $13.7 million, as the Company reduced its brokered deposit portfolio by $15.0 million or 27%. The decline in deposits required the Company to increase its Federal Home Loan Bank advances by $170.0 million during the quarter.

Credit Quality
The Company recorded a $650,000 loan loss provision for the second quarter of 2017 as a result of the growth in total loans. There was no provision for loan losses for the quarter ended June 30, 2016. The allowance for loan losses as a percentage of total loans at June 30, 2017 and December 31, 2016 was 0.67% and 0.66%, respectively.

Asset quality continued to remain strong as nonperforming loans were 0.04% of total loans at June 30, 2017. There were no loans past due 30 days or greater at quarter-end and the ratio of total nonperforming assets to total assets including foreclosed real estate was 0.32%.

Net Interest Income
Net interest income increased by $1.7 million or 15% during the second quarter of 2017 compared to the second quarter of 2016. Net interest income totaled $13.0 million during the period, representing a net interest margin of 3.51% on a tax-equivalent basis, which was down 0.04% when compared to 3.55% in the second quarter of 2016. Net interest margin decreased primarily as a result of increased rates in FHLB borrowings as a result of the recent moves in target rates by the Federal Reserve.

Non-Interest Income
For the second quarter of 2017, non-interest income was $494,000, compared to $381,000 for the same period in 2016. The second quarter of 2016 was negatively impacted by $45,000 in write-downs or loss on sale of foreclosed real estate. There were no losses on foreclosed real estate in the second quarter of 2017.

Non-Interest Expense
Non-interest expenses in the second quarter of 2017 were $7.9 million compared to $6.5 million in the second quarter of 2016. Personnel expense increased by $568,000 as the Company added lenders and staff to support its strong growth. In addition, the Company incurred $368,000 in merger related costs in 2017 as a result of the pending merger with TowneBank. There were no such costs in the second quarter of 2016.

MEDIA INQUIRIES:
Blair Kelly – MMI Public Relations, 919.233.6600 or BKelly@MMIpublicrelations.com
Meghan Killela – Paragon Bank, 919.534.7402 or MKillela@ParagonBank.com

INVESTOR INQUIRIES:
Steve Crouse – Paragon Bank, Chief Financial Officer, 919.534.7404 or SCrouse@ParagonBank.com

NEW MEDIA CONTENT:
Paragon Bank LinkedIn Page: http://linkd.in/P0o9Wc

ABOUT PARAGON COMMERCIAL CORPORATION
Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access, and a select number of strategically placed offices in Raleigh, Cary and Charlotte, NC. For more information, visit http://ParagonBank.com.

FORWARD-LOOKING STATEMENTS
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, without limitation: failure to obtain all regulatory approvals and meet other closing conditions pursuant to the Agreement and Plan of Reorganization, dated as of April 26, 2017, by and among TowneBank, TB Acquisition, LLC, and the Company (the "TowneBank Merger"), including approval by the stockholders of the Company, on the expected terms and time schedule: delay in closing the TowneBank Merger; difficulties and delays in integrating TowneBank’ s and the Company's businesses or fully realizing cost savings and other benefits; business disruption as a result of the TowneBank Merger; customer acceptance of TowneBank products and services; potential difficulties encountered in expanding into a new market following the TowneBank Merger; the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; management of growth; fluctuations in our financial results; reliance on key personnel; our ability to compete effectively; privacy, security and other risks associated with our business; and the other factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of our website at https://paragonbank.com/investor-relations/ or upon request from our investor relations department. Paragon Commercial Corporation assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this press release are not measures of financial performance recognized by the United States generally accepted accounting principles, or GAAP. These non-GAAP financial measures are “overhead to average assets” and “efficiency ratio.” Our management uses these non-GAAP financial measures in its analysis of our performance and because of market expectations of use of these ratios to evaluate the Company. Management believes each of these non-GAAP financial measures provides useful information about our financial condition and results of operation.

“Overhead to average assets” reflects the amount of non-interest expenses incurred in comparison to the total size of the Company and provides investors with an additional measure of our productivity.

The efficiency ratio shows the amount of revenue generated for each dollar spent and provides investors with a measure of our productivity.

These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year to Date
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	as of June 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2016	2016	2017	2016
Loans and loan fees	$14,014	$13,070	$13,261	$12,544	$11,840	$27,084	$23,030
Investment securities	1,465	1,403	1,264	1,214	1,369	2,868	2,588
Federal funds and other interest income	71	159	48	97	63	230	121
Total Interest and Dividend Income	15,550	14,632	14,573	13,855	13,272	30,182	25,739
Interest-bearing checking and money markets	1,127	1,074	1,064	966	836	2,201	1,693
Time deposits	458	511	560	588	556	969	1,123
Borrowings and repurchase agreements	947	728	530	534	579	1,675	1,071
Total Interest Expense	2,532	2,313	2,154	2,088	1,971	4,845	3,887
Net Interest Income	13,018	12,319	12,419	11,767	11,301	25,337	21,852
Provision for loan losses	650	159	200	391	-	809	-
Net Interest Income after Provision for Loan Losses	12,368	12,160	12,219	11,376	11,301	24,528	21,852
Non-interest Income
Increase in cash surrender value of bank owned life insurance	255	258	247	220	226	513	449
Net gain (loss) on sale of securities	-	-	21	-	-	-	85
Deposit service charges and other fees	68	62	64	65	56	130	114
Mortgage banking revenues	26	51	48	59	33	77	65
Net loss on sale or write-down of other real estate	-	-	(443)	-	(45)	-	(257)
Other noninterest income	145	132	272	94	111	277	191
Total Non-interest Income	494	503	209	438	381	997	647

Non-interest Expense
Salaries and employee benefits	4,310	4,462	4,083	3,912	3,742	8,772	7,609
Occupancy	373	359	393	362	342	732	686
Furniture and equipment	451	502	473	430	390	953	882
Data processing	580	530	438	339	524	1,110	820
Directors fees and expenses	253	224	193	219	219	477	471
Professional fees	244	203	429	208	182	447	419
FDIC and other supervisory assessments	201	166	71	220	217	367	412
Advertising and public relations	297	221	210	239	234	518	422
Unreimbursed loan costs and foreclosure related expenses	104	174	145	172	142	278	211
Merger related costs	368	-	-	-	-	368	-
Other expenses	676	771	573	677	496	1,447	1,156
Total Non-interest Expenses	7,857	7,612	7,008	6,778	6,488	15,469	13,088

Income before income taxes	5,005	5,051	5,420	5,036	5,194	10,056	9,411
Income tax expense	1,722	1,697	1,798	1,581	1,719	3,419	3,098
Net income	$3,283	$3,354	$3,622	$3,455	$3,475	$6,637	$6,313

Basic earnings per share	$0.61	$0.62	$0.67	$0.64	$0.76	$1.23	$1.38
Diluted earnings per share	$0.61	$0.62	$0.67	$0.64	$0.75	$1.23	$1.37

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars and shares in thousands)	2017	2017	2016	2016	2016
Assets
Cash and due from banks	$17,564	$56,478	$43,005	$73,706	$100,115
Investment securities - available for sale, at fair value	203,534	194,008	197,441	178,606	186,323
Loans-net of unearned income and deferred fees	1,339,860	1,230,953	1,191,280	1,165,345	1,105,344
Allowance for loan losses	(8,921)	(8,125)	(7,909)	(7,925)	(7,986)
	1,330,939	1,222,828	1,183,371	1,157,420	1,097,358
Premises and equipment, net	15,233	15,420	15,642	15,858	16,124
Bank owned life insurance	34,703	34,448	34,190	28,943	28,723
Federal Home Loan Bank stock, at cost	12,828	5,603	8,400	5,425	8,613
Accrued interest receivable	4,690	4,403	4,368	4,022	4,092
Deferred tax assets	3,882	4,734	4,841	3,361	3,264
Other real estate owned and repossessed property	4,690	4,740	4,740	5,183	5,183
Other assets	7,504	7,365	7,769	6,335	4,538
Total Assets	$1,635,567	$1,550,027	$1,503,767	$1,478,859	$1,454,333

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$200,944	$222,904	$211,202	$188,398	$179,070
Money market accounts and interest checking	794,255	848,705	742,046	767,124	654,954
Time deposits	179,531	193,249	219,007	243,563	266,177
Total deposits	1,174,730	1,264,858	1,172,255	1,199,085	1,100,201
Repurchase agreements and federal funds purchased	21,256	19,529	20,174	19,796	22,690
Borrowings	270,000	100,000	150,000	100,000	175,000
Subordinated debentures	18,558	18,558	18,558	18,558	18,558
Other liabilities	5,730	6,937	6,679	6,398	6,175
Total Liabilities	1,490,274	1,409,882	1,367,666	1,343,837	1,322,624

Stockholders' equity
Common stock, $0.008 par value	44	44	44	44	43
Additional paid in capital	80,721	80,323	80,147	80,015	79,845
Retained earnings	65,387	62,104	58,750	55,128	51,673
Accumulated other comprehensive (loss) income	(859)	(2,326)	(2,840)	(165)	148
Total Stockholders' Equity	145,293	140,145	136,101	135,022	131,709
Total Liabilities and Stockholders' Equity	$1,635,567	$1,550,027	$1,503,767	$1,478,859	$1,454,333

PARAGON COMMERCIAL CORPORATION
LOANS
(Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands except per share data)	2017	2017	2016	2016	2016
Loans
Construction and land development	$70,661	$78,552	$79,738	$74,605	$63,819
Commercial real estate:
Commercial real estate	433,486	391,795	365,569	355,839	340,475
Commercial real estate - owner occupied	202,982	193,291	186,892	178,631	158,612
Farmland	-	-	-	994	1,002
Multifamily, nonresidential and junior liens	106,106	91,368	89,191	96,643	93,945
Total commercial real estate	742,574	676,454	641,652	632,107	594,034
Consumer real estate:
Home equity lines	87,229	86,550	87,489	86,361	85,883
Secured by 1-4 family residential, secured by 1st deeds of trust	231,903	208,504	195,343	190,913	186,054
Secured by 1-4 family residential, secured by 2nd deeds of trust	4,712	4,247	4,289	4,358	3,656
Total consumer real estate	323,844	299,301	287,121	281,632	275,593
Commercial and industrial loans	181,644	162,580	170,709	164,913	157,640
Consumer and other	21,137	14,066	12,060	12,088	14,258
Total loans	1,339,860	1,230,953	1,191,280	1,165,345	1,105,344

PARAGON COMMERCIAL CORPORATION
OTHER FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2017	2017	2016	2016	2016
Selected Average Balances:
Average total assets	$1,586,566	$1,557,830	$1,489,487	$1,452,526	$1,393,722
Average earning assets	1,527,475	1,492,181	1,409,467	1,378,081	1,310,510
Average loans	1,272,604	1,209,314	1,184,790	1,135,448	1,071,325
Average total deposits	1,197,472	1,165,010	1,169,062	1,123,277	1,019,133
Average stockholders' equity	142,832	138,005	135,656	133,494	103,682

Performance Ratios:
Return on average assets	0.83%	0.86%	0.97%	0.95%	1.00%
Return on average equity	9.19%	9.72%	10.68%	10.35%	13.41%
Tangible common equity ratio	8.88%	9.04%	9.05%	9.13%	9.06%
Total interest-earning assets	$1,569,602	$1,482,570	$1,435,505	$1,408,456	$1,373,728
Tax equivalent net interest margin	3.51%	3.44%	3.58%	3.47%	3.55%
Overhead to average assets (1)	1.98%	1.95%	1.88%	1.87%	1.86%
Efficiency ratio (1)	54.09%	57.88%	52.66%	54.38%	54.13%

Credit Ratios:
Non-accrual loans	$492	$500	$968	$948	$1,220
Other real estate owned	$4,690	$4,740	$4,740	$5,183	$5,183
Nonperforming assets to total assets	0.32%	0.34%	0.38%	0.41%	0.44%
Nonperforming loans to total loans	0.04%	0.04%	0.08%	0.08%	0.11%
Loans past due >30 days and still accruing	$-	$59	$-	$499	$346
Net loan charge-offs (recoveries)	$(146)	$(57)	$216	$452	$(56)
Annualized net charge-offs/average loans	-0.05%	-0.02%	0.07%	0.16%	-0.02%
Allowance for loan losses/total loans	0.67%	0.66%	0.66%	0.68%	0.72%
Allowance for loan losses/nonperforming loans	1813%	1625%	817%	836%	655%

Per share data:
Average diluted common shares outstanding	5,413,270	5,422,590	5,422,817	5,445,641	4,624,326
End of quarter common shares outstanding	5,458,528	5,452,088	5,450,713	5,450,042	5,449,886
Book value per common share	$26.62	$25.70	$24.97	$24.77	$24.17

(1)
This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of this measure to the most directly comparable GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Overhead to average assets” is defined as non-interest expense less merger related costs divided by total average assets. We believe overhead to average assets is an important indicator of the Company’s level of non-interest expenses relative to the Company’s overall size, which assists in the evaluation of our productivity. While the overhead to average assets ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Overhead to Average Assets
Non-interest expense	$7,857	$7,612	$7,008	$6,778	$6,488
Less merger related costs	368	-	-	-	-
Adjusted non-interest expense	$7,489	$7,612	$7,008	$6,778	$6,488

Average Assets	$1,586,566	$1,557,830	$1,489,487	$1,452,526	$1,393,722

Overhead to Average Assets	1.89%	1.95%	1.88%	1.87%	1.86%

“Efficiency ratio” is defined as total non-interest expense less merger related costs divided by adjusted operating revenue. Adjusted operating revenue is equal to net interest income (taxable equivalent) plus non-interest income, adjusted to exclude the impacts of gains and losses on the sale of securities and gains and losses on the sale or write-down of foreclosed real estate because we believe the timing of the recognition of those items to be discretionary. We believe the efficiency ratio is important as an indicator of productivity because it shows the amount of revenue generated by our operations for each dollar spent. While the efficiency ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Efficiency Ratio
Non-interest expense	$7,857	$7,612	$7,008	$6,778	$6,488
Less merger related costs	368	-	-	-	-
Adjusted non-interest expense	$7,489	$7,612	$7,008	$6,778	$6,488

Net interest taxable equivalent income	$13,351	$12,649	$12,676	$12,026	$11,560
Non-interest income	494	503	209	438	381
Less gain on investment securities	-	-	(21)	-	-
Plus loss on sale or writedown of foreclosed real estate	-	-	443	-	45
Adjusted operating revenue	$13,845	$13,152	$13,307	$12,464	$11,986

Efficiency ratio	54.09%	57.88%	52.66%	54.38%	54.13%